TOTAL RETURN CALCULATIONS

                      Heritiage Capital Appreciation Trust

YEAR ENDED:                  August 31, 1996

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CLASS A SHARES
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NAV on August 31, 1995                                           15.53

December 27, 1995 dividend                                       1,7666
December 27, 1995 NAV                                            14.21
                                                                 ---------------
Dividend Factor (Percentage share increase)                      0.1243209008



NAV on August 31, 1996                                           15.58
NAV restated for dividend ((1+0.124320900774) * 15.58)           17.52

Total Return ((17.5169 - 15.53)/15.53)                           12.79%



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CLASS C SHARES
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NAV on August 31, 1995                                           15.50

December 27, 1995 dividend                                       1,7622
December 27, 1995 NAV                                            14.15
Dividend Factor (Percentage share increase)                      0.1245371025



NAV on August 31, 1996                                           15.46
NAV restated for dividend ((1+0.124537102473) * 15.46)           17.39

Total Return ((17.3853 - 15.5)/15.5)                             12.16%